Exhibit 5
Conner & Winters, LLP
4000 One Williams Center
Tulsa, Oklahoma 74172-0148
918-586-5711
April 11, 2011
Willbros Group, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
     Re: Willbros Group, Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Willbros Group, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale from time to time by a stockholder of the Company of up to 7,919,575 shares (the “Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), as described in the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) with respect to the Shares (the “Registration Statement”).
     In rendering the following opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In this connection, we have assumed the authenticity of all documents submitted to us as the originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals, from which all such copies have been made.
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock of the Company.
     We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part of the Registration Statement under the caption, “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Conner & Winters, LLP